Exhibit 99.1

KULR Continues to Strengthen Leadership Team with Appointment of Former Goldman Sachs M&A Executive Shawn Canter as its New Chief Financial Officer

SAN DIEGO / GLOBENEWSWIRE / March 29, 2023 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading energy management platform company accelerating the global transition to a sustainable electrification economy, today announced it has strengthened its executive leadership team with the appointment of Shawn Canter as its Chief Financial Officer ("CFO"). Mr. Canter begins his role at the Company effective March 31, 2023.

Mr. Canter is a seasoned corporate executive and board member with over 25 years of experience leading teams in hands-on roles in both institutional and early/growth stage companies bringing solutions to complex situations. He gained significant financial and transactional experience as an executive in M&A at Goldman Sachs and at Bank of America’s investment bank where he also served as Chief Operating Officer of M&A. Currently, Mr. Canter is a partner at Orange Capital Ventures.

In his new position, Mr. Canter will be responsible for financial management and driving a disciplined fiscal strategy while scaling the Company through its commercialization phase.

Michael Mo, KULR’s CEO, stated, “We are pleased to welcome Shawn to the team at an important time for KULR and its growth. Shawn has extensive experience in supporting and guiding the scaling up of organizations to commercial maturity, and he brings a disciplined approach to driving shareholder value that complements our strategy. In addition to benefiting from his strong financial management skills, I look forward to collaborating with Shawn on our capital markets activities and believe he will be a valuable addition to our team with his leadership and team oriented value system.”

Mr. Canter commented, “I am very excited to join the KULR team and be a part of the mission to catalyze our industry leading, sustainable energy storage and thermal management technologies to make sustainable energy solutions more effective and safer. With existing marquee customers like NASA and the US military, KULR is poised to seize an enormous commercial opportunity as the market for electrification expands globally. This is an exciting time for sustainable energy technologies, and KULR is on the cutting edge.”

Mr. Canter received a bachelor’s degree in economics and a master’s degree in organizational behavior from Stanford University, as well as a JD and an MBA from the University of Michigan.

This announcement follows the retirement of Simon Westbrook as KULR’s CFO, effective at the close of business on March 30, 2023. Michael Mo added, “the Company sincerely thanks Simon for his invaluable contributions as KULR's CFO all these years and we wish him all the best in his future endeavors.”

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:

Mark Komonoski

Partner

Integrous Communications

Phone: 1-877-255-8483

Email: kulr@integcom.us